Investor Relations Conference Call April 25, 2007

simulationsplus, inc.

Introduction and Welcome

- Introduction and welcome
- Why conference call now?
  - CEO and CFO were in Japan since 10Q was filed
  - Volume of > 4MM shares in last 30 days is more than entire public float – indicates many new investors
  - Insider sales have raised some questions
- Agenda
  - 2Q 2007 summary (November 30, 2006 – February 28, 2007)
  - Significant events
  - Comment on guidance
  - Questions?

Insider Sales

- As of 4/24/07, CEO and wife have sold a little over 200,000 shares
  - Still holding more than 3.75 million shares (95%)
  - Purpose is to purchase airplane and do some things for family members
    - CEO is experienced pilot with 2,000 hours of coast-to-coast flying (multi-engine, instrument)
  - Airplane will be used for company business at personal expense – will result in savings to company!
- Other officers have exercised small percentages of their options
  - Look at senior management compensation for this company compared to others in its space (and look at them over the past 10 years) – these people deserve to enjoy some of their rewards!

2Q 2007 Summary

- Gross revenues = $2.534 MM (up 71% from 2Q FY06)
  - Pharmaceutical revenues up 105%
  - New business added to annual license renewals
- SG&A = $936,000 (up 36.1%)
  - As a percent of sales, down from 46.4% to 36.9%
- R&D increased 56.5% to $349,000 ($132,000 capitalized, $217,000 expensed)
- Gross profit = $1,977,000 (up 80.5%)
  - Revenues increase of $1,052,000 resulted in gross profit increase of $882,000 (83.8%)
- Income Before Income Taxes = $856,000 (up 185%)
  - Revenues increase of $1,052,000 resulted in IBIT increase of $556,000 (52.9%)
- Net Earnings = $668,000 ($0.074/share based on 9,014,825 fully diluted shares, or $0.09/share based on 7,519,962 basic shares) (Up 133% even with > 834,000 additional fully diluted shares)
  - Revenues increase of $1,052,000 resulted in net earnings increase of $420,000 (40%)
  - Provision for income taxes of $188,000 will not be paid, but will be written off from our deferred tax asset, which leaves $701,000 remaining
  - Trailing twelve months earnings increased 45.4% from $0.11 to $0.16/share during the quarter
- Cash flow = $1,116,000
  - 2Q FY06 ($822,000) – acquisition of Bioreason assets used $826,000 cash
  - Cash was $3.219 million at the end of the 2nd quarter
- Shareholders' equity = $6,607,000 (up 16.5% in the first two quarters)

Significant Events During the 2nd Quarter

- Roche license renewal for two years (increase)
- Major pharma license renewal (increase)
- Major pharma site license for ClassPharmer™ (new)
- Major pharma signs 5-year extension to services agreement
- FDA licenses GastroPlus™
- HIV-1 integrase inhibition models released for ADMET Predictor™
  - Puts us into activity modeling space
- Unveiling of ClassPharmer with R-Table Exploder™ feature at ACS
  - Puts us into molecule design space
- Review score received on $100K Phase I SBIR proposal submitted in December – very high ("exemplary")
  - Funding expected in June
  - Phase II potential could be $750,000
- Second $100K Phase I SBIR proposal submitted April 5
  - In review now

Comment on Guidance

- Guidance provided in February was to expect increase in total revenues of at least $2 million for the fiscal year
- As of the end of the second quarter, revenues were already up over $1,690,000
- We *expect* to issue revised guidance after the end of the third quarter (end of May)
- All indications are that the 3rd quarter will be significantly higher than 3Q FY06 – last 2-4 weeks of almost every quarter generally show most sales
- Considering another stock split – send comments to info@simulations-plus.com

Summary

- Company is strong and growing – focus is on further growth
- No debt, excellent cash position
- Seeking accretive acquisitions in both business units
- Dedicated and highly talented workforce working to grow the product lines in both businesses
- Expanding marketing and sales efforts in both businesses
- Slides available by e-mail on request through info@simulations-plus.com or will be filed with 8K today

Questions?

simulationsplus, inc.